*For Immediate Release*

Contact:

William C. Calderara

President and Chief Executive Officer

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS AND LOAN

APPOINT THOMAS VAN LENTEN, CPA AS

INTERIM CHIEF FINANCIAL OFFICER

Naugatuck, CT; November 14, 2012. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank”), announced today the appointment of Thomas Van Lenten, CPA as Interim Chief Financial Officer of both the Company and the Bank. The Bank has received the non-objection of the Office of the Comptroller of the Currency (the “OCC”) to the immediate appointment of Mr. Van Lenten, subject to the OCC issuing its formal non-objection to the Bank’s formal notice that he serve as the Bank’s Interim Chief Financial Officer.

William C. Calderara, President and Chief Executive Officer, said, “We are extremely pleased to welcome Tom Van Lenten to the Bank. He is a Certified Public Accountant and an experienced financial manager and we are fortunate to have the benefit of his experienced services as we continue with our ongoing search for a permanent Chief Financial Officer.”

Thomas Van Lenten, CPA is a Director of Princeton, New Jersey-based CFO Consulting Partners, LLC. He began his professional career with a Big 3 accounting firm and later assumed financial management positions of increasing responsibility, including public company reporting responsibilities, with New York City-based money center banks and financial services companies. He also has served as an interim chief financial officer and as an interim chief accounting officer for other community banks.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2011 and its subsequent Quarterly Reports on Form 10-Q.